COOPERS & LYBRAND L.L.P.
333 Market Street
San Francisco, CA  94105-2119




November 11, 1997



Securities Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read the statements made by Siskon Gold Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K Report for the month of November, 1997. We agree with the statements concerning our Firm in such Form 8-K.

                              Very truly yours,


                              COOPERS & LYBRAND L.L.P.